Exhibit 1.2



                                                                  EXECUTION COPY

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                              BIOVAIL CORPORATION,
                                   as Issuer,



                        COMPUTERSHARE TRUST COMPANY, INC,

                                as U.S. Trustee,

                                       and

                     COMPUTERSHARE TRUST COMPANY OF CANADA,

                               as Canadian Trustee





                                    ---------


                          First Supplemental Indenture

                                   Dated as of


                                 March 28, 2002


                                    ---------











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



                               TABLE OF CONTENTS


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PARTIES..........................................................................................................1
RECITALS OF THE COMPANY..........................................................................................1


                        ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.        Definitions...................................................................................2
                           "Acquired Indebtedness"................................................................2
                           "Additional Notes".....................................................................3
                           "Asset Sale"...........................................................................3
                           "Asset Sale Offer".....................................................................3
                           "Asset Sale Offer Purchase Price"......................................................3
                           "Asset Sale Payment Date"..............................................................4
                           "Attributable Indebtedness"............................................................4
                           "Average Life".........................................................................4
                           "Bank Credit Agreement"................................................................4
                           "Board of Directors"...................................................................4
                           "Board Resolution".....................................................................4
                           "Capital Lease Obligation".............................................................4
                           "Capital Stock"........................................................................5
                           "Cash Equivalents".....................................................................5
                           "Change of Control"....................................................................5
                           "Change of Control Offer"..............................................................6
                           "Change of Control Payment Date".......................................................6
                           "Change of Control Purchase Price".....................................................6
                           "Consolidated EBITDA"..................................................................6
                           "Consolidated Fixed Charge Coverage Ratio".............................................7
                           "Consolidated Interest Expense"........................................................8
                           "Consolidated Net Income"..............................................................8
                           "Continuing Director"..................................................................9
                           "Currency Hedge Obligations"..........................................................10
                           "Default".............................................................................10
                           "Defeasance Trust Payment"............................................................10
                           "Designated Senior Debt"..............................................................10
                           "Determination Period"................................................................10
                           "DTC".................................................................................10


----------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                           "Equity Offering".....................................................................10
                           "Excess Proceeds".....................................................................10
                           "Fair Market Value"...................................................................10
                           "Fall-Away Period"....................................................................10
                           "GAAP"................................................................................10
                           "Global Security".....................................................................10
                           "Government Obligations"..............................................................10
                           "Guaranteed Indebtedness".............................................................11
                           "Guarantor"...........................................................................11
                           "incur"...............................................................................11
                           "Indebtedness"........................................................................11
                           "Interest Payment Date"...............................................................13
                           "Interest Swap Obligation"............................................................13
                           "Investment"..........................................................................13
                           "Investment Grade"....................................................................13
                           "Issue Date"..........................................................................13
                           "Lien"................................................................................13
                           "Maturity"............................................................................14
                           "Moody's".............................................................................14
                           "Net Available Proceeds"..............................................................14
                           "Notes"...............................................................................14
                           "Obligation"..........................................................................14
                           "Officer's Certificate"...............................................................14
                           "Payment Blockage Notice".............................................................15
                           "Payment Default".....................................................................15
                           "Permitted Holders"...................................................................15
                           "Permitted Indebtedness"..............................................................15
                           "Permitted Investments"...............................................................16
                           "Permitted Junior Securities".........................................................18
                           "Permitted Liens".....................................................................18
                           "Permitted Refinancing Indebtedness"..................................................20
                           "Person"..............................................................................20
                           "Preferred Stock".....................................................................20
                           "Purchase Money Obligations"..........................................................21
                           "Rating Agencies".....................................................................21
                           "Rating Category".....................................................................21
                           "Redeemable Stock"....................................................................21
                           "Regular Record Date".................................................................21
                           "Replacement Asset"...................................................................21
                           "Representative"......................................................................21
                           "Restricted Investment"...............................................................22
                           "Restricted Subsidiary"...............................................................22
                           "S&P".................................................................................22
                           "Sale and Lease-Back Transaction".....................................................22
                           "Senior Debt".........................................................................22
                           "Stated Maturity".....................................................................23
                           "Subordinated Indebtedness"...........................................................23
                           "Subsidiary"..........................................................................23

                           "Subsidiary Guarantee"................................................................23
                           "Surviving Entity"....................................................................24
                           "Total Assets"........................................................................24
                           "Transaction Date"....................................................................24
                           "Unrestricted Subsidiary".............................................................24
                           "U.S. Dollar", "U.S.$" or "$".........................................................25
                           "Voting Stock"........................................................................25
                           "Wholly Owned"........................................................................25
SECTION 102.        Governing Law................................................................................25


                          ARTICLE TWO SECURITIES FORMS

SECTION 201.        Creation of the Notes; Designation...........................................................25
SECTION 202.        Forms Generally..............................................................................25


                              ARTICLE THREE GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 301.        Title and Terms of Notes.....................................................................26
SECTION 302.        Denominations................................................................................26
SECTION 303.        Original Issue of Notes......................................................................26
SECTION 304.        Interest.....................................................................................27


                         ARTICLE FOUR EVENTS OF DEFAULT

SECTION 401.        Events of Default............................................................................27


                      ARTICLE Five Redemption of the notes

SECTION 501.        Right of Redemption..........................................................................29


                         ARTICLE SIX CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 601.        Amalgamation, Consolidation, Merger, Conveyances, Transfer or Lease..........................30


                      ARTICLE SEVEN SUBORDINATION OF NOTES

SECTION 701.        Notes Subordinated to Senior Debt............................................................31
SECTION 702.        Payment Over of Proceeds upon Dissolution, etc...............................................31
SECTION 703.        No Payment on Notes in Certain Circumstances.................................................33
SECTION 704.        Subrogation..................................................................................34
SECTION 705.        Obligations of Company Unconditional.........................................................34
SECTION 706.        Notice to Trustee............................................................................34
SECTION 707.        Reliance on Judicial Order or Certificate of Liquidating Agent...............................35
SECTION 708.        Trustee's Relation to Senior Debt............................................................35

SECTION 709.        Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior
                    Debt ........................................................................................36
SECTION 710.        Holders Authorize Trustee To Effectuate Subordination of Notes...............................36
SECTION 711.        This Article Not To Prevent Events of Default................................................36
SECTION 712.        Trustee's Compensation Not Prejudiced........................................................36
SECTION 713.        No Waiver of Subordination Provisions........................................................37
SECTION 714.        Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be
                    Paid Prior to Dissolution....................................................................37
SECTION 715.        Acceleration of Notes........................................................................37


                             ARTICLE EIGHT COVENANTS

SECTION 801.        Covenants....................................................................................37


                      ARTICLE Nine Supplemental indentures

SECTION 901.        Supplemental Indentures......................................................................48


                 ARTICLE Ten DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1001.       Defeasance and Covenant Defeasance...........................................................50


                    ARTICLE Eleven SATISFACTION AND DISCHARGE

SECTION 1101.       Satisfaction and Discharge...................................................................54


                     ARTICLE Twelve MISCELLANEOUS PROVISIONS

SECTION 1201.       Effect of First Supplemental Indenture.......................................................55
SECTION 1202.       Effect of Headings and Table of Contents.....................................................56
SECTION 1203.       Successors and Assigns.......................................................................56
SECTION 1204.       Severability Clause..........................................................................56
SECTION 1205.       Benefits of First Supplemental Indenture.....................................................56
SECTION 1206.       Counterparts.................................................................................56
SECTION 1207.       Acceptance of Trusts.........................................................................56
SECTION 1208.       Effective Time...............................................................................56



TESTIMONIUM.....................................................................................................58
SIGNATURES AND SEALS............................................................................................58

FORM OF NOTE.............................................................................................EXHIBIT I



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


     FIRST SUPPLEMENTAL INDENTURE, dated as of March 28, 2002 between BIOVAIL CORPORATION, a corporation duly amalgamated and existing under the laws of the Province of Ontario, Canada (herein called the "Company"), having its principal office at 2488 Dunwin Drive, Mississauga, Ontario, Canada L5L 1J9, Computershare Trust Company of Canada, a trust company duly organized and existing under the laws of Canada, as Canadian trustee (the "Canadian Trustee") and Computershare Trust Company, Inc., a trust company duly organized and existing under the laws of the State of Colorado (the "U.S. Trustee" and, together with the Canadian Trustee, the "Trustee").


                             RECITALS OF THE COMPANY

     The Company and the Trustee entered into an Indenture dated as of March 28, 2002 (the "Original Indenture"), pursuant to which unsecured debentures, notes or other evidences of indebtedness of the Company (the "Securities"), which may be convertible into or exchangeable for any securities of any person (including the Company), may be issued in one or more series from time to time.

     Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture.

     Section 901 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities for certain purposes stated therein.

     The Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement the Original Indenture by, among other things, establishing certain terms of a series of Securities to be known as the Company's "7?% Senior Subordinated Notes due 2010" (the "Notes"), and adding certain provisions thereof for the benefit of the Holders of the Notes.

     The Company has furnished the Trustee with a duly authorized and executed Company Order dated March 28, 2002 authorizing the execution of this First Supplemental Indenture and the issuance of the Notes.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101. Definitions.

     The Original Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture." For the avoidance of doubt, references to any "Section" of the "Indenture" refer to such Section of the Original Indenture as supplemented and amended by this First Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this First Supplemental Indenture, the definition in this First Supplemental Indenture shall apply to the Notes.

     For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in Trust Indenture Act Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) "or" is not exclusive;

          (6) words implying any gender shall apply to all genders; and

          (7) the words Subsection, Section and Article refer to the Subsections, Sections and Articles, respectively, of the Indenture unless otherwise noted.

     "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Additional Notes" means additional Notes that may be issued under this First Supplemental Indenture after the date that the Notes are first issued by the Company and authenticated by the Trustee under the Indenture, which shall rank pari passu with the Notes issued hereunder in all respects and shall be considered a single class with the Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary or (ii) any other property or assets of the Company or any Restricted Subsidiary outside the ordinary course of business (excluding the sale, conveyance, transfer, lease or other disposition of redundant and obsolete property or assets), other than:

          (a) a Permitted Investment or a permitted Restricted Payment under
     Section 1010 of the Indenture, or

          (b) a consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, in compliance with Section 801 of the Indenture or any disposition that constituted a Change of Control, or

          (c) a simultaneous exchange by the Company or any Restricted Subsidiary of property or assets for Replacement Assets, provided that such transaction is approved by the Board of Directors, or

          (d) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $10 million (provided that the Company or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of).

For the avoidance of doubt, the licensing of a product, product right and/or technology of the Company or a Restricted Subsidiary to a Person shall not be deemed an Asset Sale.

     "Asset Sale Offer" has the meaning specified in Section 1014 of the Indenture.

     "Asset Sale Offer Purchase Price" has the meaning specified in Section 1014 of the Indenture.

     "Asset Sale Payment Date" has the meaning specified in Section 1014 of the Indenture.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty of not more than $1 million) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing:

          (i) the sum of the products of:

               (x) the number of years from such date to the date of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by

               (y) the amount of such principal payment; by

          (ii) the sum of all such principal payments.

     "Bank Credit Agreement" means, the Credit Agreement, dated as of December 27, 2000, among the Company, the Guarantors named therein, Biovail SA, the Lenders named therein, The Bank of Nova Scotia, as Lead Arranger, Bookmanager and Administrative Agent, as amended by the First Amending Agreement, dated as of June 22, 2001, among the Company, the Guarantors named therein, Biovail SA, the Lenders named therein and The Bank of Nova Scotia as Agent, as further amended by the Second Amending Agreement, dated as of November 30, 2001, among the Company, the Guarantors named therein, Biovail SA, the Lenders named therein and The Bank of Nova Scotia, as Agent and as further amended by the Third Amending Agreement, dated as of March 27, 2002, among the Company, the Guarantors named therein, Biovail SA, the Lenders named therein and The Bank of Nova Scotia, as Agent, and as such agreement is further amended, modified, supplemented or restated from time to time.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Lease Obligation" means, at any time as to any Person with respect to any property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents however designated in the equity interest in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

     "Cash Equivalents" means:

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

          (vi) investments in money market funds which invest exclusively in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means:

          (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange
     Act) of more than 50% of the Voting Stock of the Company other than Permitted Holders;

          (ii) the Company is merged with or into or amalgamated or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50% of the outstanding Voting

     Stock of the surviving or resulting entity is then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by:

          (x) the stockholders of the Company immediately prior to such merger, amalgamation or consolidation, or

          (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger, amalgamation or consolidation, the stockholders of the Company as of such a record date;

          (iii) the sale, lease, transfer, conveyance or other distribution (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, including Capital Stock of the Subsidiaries, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act;

          (iv) the adoption of a plan relating to the liquidation or dissolution of the Company (which, for the avoidance of doubt, shall not include, the adoption of any plan relating to an internal restructuring of the Company or a change in the jurisdiction of organization of the Company); or

          (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

     "Change of Control Offer" has the meaning specified in Section 1009 of the Indenture.

     "Change of Control Payment Date" has the meaning specified in Section 1009 of the Indenture.

     "Change of Control Purchase Price" has the meaning specified in Section 1009 of the Indenture.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication:

          (i) Consolidated Interest Expense,

          (ii) income tax expense,

          (iii) depreciation expense,

          (iv) amortization expense,

          (v) any premium paid with respect to the early repayment of Indebtedness, and

          (vi) any other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period); and

minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period, in each case on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means with respect to any Person, the ratio of the aggregate Consolidated EBITDA of such Person during the four full fiscal quarters (the "Determination Period") for which financial information is available prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to the aggregate Consolidated Interest Expense of such Person for the Determination Period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the Determination Period but prior to the Transaction Date, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, and the application of the proceeds thereof, as if the same had occurred at the beginning of the Determination Period. In addition, for purposes of making the computation referred to above:

          (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers, amalgamations or consolidations and including any related financing transactions, during the Determination Period or subsequent to such reference period and on or prior to the Transaction Date shall be deemed to have occurred on the first day of the Determination Period, and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (v) of the proviso set forth in the definition of Consolidated Net Income,

          (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Transaction Date, shall be excluded, and

          (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Transaction Date, shall be excluded but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be the obligations of the referent Person or any of its Restricted Subsidiaries after the Transaction Date.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Interest Swap Obligations applicable to such Indebtedness). For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the


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                                       8


applicable period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, such pro forma calculations shall be determined in accordance with Regulation S-X under the U.S. Securities Act of 1933, as amended.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication the sum of:

          (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness paid or accrued, or scheduled to be paid or accrued, during such period (including, without limitation, (a) any amortization of debt discount, (b) net costs associated with Interest Swap Obligations (including any amortization of discounts),
     (c) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (d) all accrued interest,
     (e) amortization of debt issuance costs and (f) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person);

          (ii) cash and non-cash dividends (other than dividends payable in Capital Stock of the Company that is not Redeemable Stock) paid or accrued on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its Restricted Subsidiaries if paid to a Person other than such Person or any Wholly Owned Restricted Subsidiaries);

          (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; and

          (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation).

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication:

          (i) any net income of any Unrestricted Subsidiary, except that the Company's or any Restricted Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or any of its Restricted Subsidiaries as a dividend or other distribution,


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                                       9


          (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto,

          (iii) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or its Restricted Subsidiaries,

          (iv) any extraordinary or nonrecurring gain or loss and any expense or charge in connection with acquired in-process research and development, and

          (v) the net income (but not net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the time permitted, directly or indirectly, by any means or by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

Notwithstanding the foregoing, for the purpose of Section 1010 of the Indenture there shall be added back to Consolidated Net Income the Consolidated Net Income excluded pursuant to clause (iv) above and attributable to payments received by the Company or any Restricted Subsidiary in respect of any judgment on, or settlement of, lawsuits pending on the Issue Date, provided that any such settlement agreement or any other agreements entered into in connection therewith (collectively, the "Settlement Agreement") does not restrict the Company's or any Restricted Subsidiary's ability to market or license its products or receive royalty payments in respect thereof. In determining the amount to be added back pursuant to the preceding sentence, such Consolidated Net Income shall be reduced by (1) the aggregate amount of any payments made by the Company or any Restricted Subsidiary directly or indirectly in connection with such Settlement Agreement, and (2) the net present value (discounted at the rate of interest paid on 10 year U.S. Government Obligations) as determined by the Board of Directors in good faith and evidenced by a Board Resolution of any future payments to be made by the Company or any Restricted Subsidiary directly or indirectly in connection with such Settlement Agreement by way of royalty payments or otherwise and (3) the net present value (discounted at the rate of interest paid on 10 year U.S. Government Obligations) as determined by the Board of Directors in good faith and evidenced by a Board Resolution of any reduction as a result of such Settlement Agreement in the amount of future payments which would otherwise be received by way of royalty payments or otherwise by the Company or any Restricted Subsidiary in the absence of such Settlement Agreement.

     "Continuing Director" means an individual who: (i) is a member of the Board of Directors of the Company and (ii) either: (A) was a member of the Board of Directors of the Company on the date hereof, or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of a majority of the Continuing Directors who were members of such board at the time of such election or nomination.

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default. "Defeasance Trust Payment" has the meaning set forth in Section 703 of this First Supplemental Indenture.

     "Designated Senior Debt" means (1) Senior Debt Indebtedness under or in respect of the Bank Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

     "Determination Period" has the meaning specified within the definition of "Consolidated Fixed Charge Coverage Ratio."

     "DTC" means The Depository Trust Company, New York, New York, its successors or any other depository appointed in its stead.

     "Equity Offering" means any public offering or private placement of Capital Stock (other than Redeemable Stock) of the Company after the Issue Date.

     "Excess Proceeds" has the meaning set forth in Section 1014 of the Indenture.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution.

     "Fall-Away Period" has the meaning set forth in Section 1020 of the Indenture.

     "GAAP" means generally accepted accounting principles in effect in the United States which are in effect on the date of the Indenture.

     "Global Security" has the meaning specified in Section 303 of this First Supplemental Indenture.

     "Government Obligations" means securities that are:

          (i) direct obligations of the United States of America or Canada for the payment of which its full faith and credit is pledged;

          (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or Canada, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or

          (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

     "Guaranteed Indebtedness" has the meaning set forth in Section 1016 of the Indenture.

     "Guarantor" means each Restricted Subsidiary of the Company that hereafter enters into a Subsidiary Guarantee in accordance with Section 1016 of the Indenture; provided that such Subsidiary Guarantee shall be in effect.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person, including an incurrence of Acquired Indebtedness (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

          (i) any obligation of such Person for borrowed money;

          (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings;

          (iii) any obligation of such Person for all or any part of the purchase price of property or for the cost of property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings;

          (iv) any obligation of such Person upon which interest charges are customarily paid, other than accounts payable incurred in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings;

          (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased property;

          (vi) any obligation of such Person issued or assumed as the deferred purchase price of property, other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings;

          (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;

          (viii) any obligation of any other Person of the type referred to in clauses (i) through (vii) which are secured by any Lien on any property or asset of such first Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the fair market value of such property or asset;

          (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;

          (x) the maximum fixed repurchase price plus accrued and unpaid dividends of any Redeemable Stock of such Person or any Preferred Stock of a Subsidiary;

          (xi) the net obligation on any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and

          (xii) any obligation which is in economic effect a guarantee, regardless of its characterization, other than an endorsement in the ordinary course of business, with respect to any Indebtedness of another Person, to the extent guaranteed.

For purposes of clause (x), the maximum fixed repurchase price of any Redeemable Stock or Preferred Stock of a Subsidiary that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or Preferred Stock as if such Redeemable Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on, or measured by Fair Market Value of such Redeemable Stock or Preferred Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Stock or Preferred Stock, as the case may be. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

     "Interest Payment Date" means each of April 1 and October 1 of each year.

     "Interest Swap Obligation" means the obligation pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, all direct or indirect investments in other Persons in the form of loans or other extensions of credit (including a guarantee), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or purchases of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by any other Person and any other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In determining the amount of any Investment involving a transfer of any property or assets other than cash, such property or assets shall be valued at its Fair Market Value at the time of such transfer as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Market Value of the net assets of a Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary (proportionate to the Company's equity interest in such Restricted Subsidiary). The Company shall be deemed to make an "Investment" in the amount of any Indebtedness of a Restricted Subsidiary owing to the Company or any other Restricted Subsidiary at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary or such Restricted Subsidiary transfers such Indebtedness to a Person other than the Company or another Restricted Subsidiary. "Investments" shall exclude extensions of trade credit incurred on commercially reasonable terms and in the ordinary course of business. For the avoidance of doubt, the acquisition of rights in products, product rights or technology directly through a license or technology sharing or access agreement shall not constitute an Investment.

     "Investment Grade" means (i) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "Issue Date" means March 28, 2002.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Available Proceeds" means, as to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

          (i) all legal and title expenses, commissions and other fees and expenses incurred, and all federal, state, foreign, recording and local taxes payable as a consequence of such Asset Sale,

          (ii) all payments made on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and

          (iii) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and, as for any Asset Sale by a Subsidiary, net of the equity interest in such proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary).

     "Notes" has the meaning specified in the fourth recital of this First Supplemental Indenture and more particularly means any Notes authenticated and delivered under this First Supplemental Indenture and any Additional Notes authenticated and delivered pursuant to the Indenture treated as a single class.

     "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the Indenture.

     "Payment Blockage Notice" has the meaning set forth in Section 703 of this First Supplemental Indenture.

     "Payment Default" has the meaning set forth in Section 501 of the Indenture.

     "Permitted Holders" means Eugene Melnyk and any of his Affiliates.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company under the Notes issued on the Issue Date;

          (ii) Indebtedness and reimbursement obligations of the Company and the Restricted Subsidiaries under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions or other lenders including, without limitation, the Bank Credit Agreement, as such may be amended, modified, revised, extended, replaced, or refunded from time to time in an aggregate principal amount at any one time outstanding not to exceed $400 million;

          (iii) Indebtedness of the Company under Interest Swap Obligations or Currency Hedge Obligations, provided that such agreements are designed to protect the Company against, or manage exposure to, fluctuations in interest rates and currency exchange rates, respectively, and that such agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (iv) Indebtedness of the Company and the Restricted Subsidiaries (other than under any bank credit facility outstanding on the Issue Date) outstanding on the Issue Date;

          (v) Indebtedness of the Company and the Restricted Subsidiaries in respect of performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business and other than for an obligation for money borrowed;

          (vi) Indebtedness of the Company owing to any Restricted Subsidiary (but only so long as such Indebtedness is held by such Restricted Subsidiary), provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes, unless the subordination of such Indebtedness shall have material adverse tax consequences to the Company or such Restricted Subsidiary, and provided, further, that any transaction pursuant to which any Restricted Subsidiary to which such Indebtedness is owed ceases to be a Restricted

     Subsidiary will be deemed to be an incurrence of Indebtedness that is not permitted by this clause (vi);

          (vii) Indebtedness of any Restricted Subsidiary to the Company or to any other Restricted Subsidiary, provided that any event which results in any transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed to constitute an incurrence of such Indebtedness not permitted by this clause (vii);

          (viii) Permitted Refinancing Indebtedness;

          (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, other than guarantees of indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (x) Guarantees of any Restricted Subsidiary of Indebtedness of the Company entered into in accordance with Section 1016 of the Indenture; and

          (xi) Purchase Money Obligations and Capital Lease Obligations incurred in the ordinary course of business by the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $200 million; and

          (xii) other Indebtedness of the Company in an aggregate principal amount not to exceed $50 million at any one time outstanding.

So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to the Indenture of, or obligations permitted to be incurred pursuant to the Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Permitted Investments" means:

          (i) Investments in Cash Equivalents;

          (ii) advances and loans to officers and employees of the Company or any Restricted Subsidiary in the ordinary course of business and for bona fide business purposes in an amount not exceeding $20 million any one time outstanding;

          (iii) Investments represented by that portion of the proceeds from Asset Sales that is not required to be cash or Cash Equivalents by the covenant described in Section 1014 of the Indenture;

          (iv) Investments in the Company or in any Restricted Subsidiary;

          (v) Investments by the Company or any Restricted Subsidiary in another Person if, as a result of such Investment,

          (a) such other Person becomes a Restricted Subsidiary or

     (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (vi) Investments in the form of intercompany Indebtedness to the extent permitted under clauses (vi) and (vii) of the definition of "Permitted Indebtedness";

          (vii) Interest Swap Obligations and Currency Hedge Obligations, provided that such Interest Swap Obligations and Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (iii) of the definition thereof;

          (viii) Investments of the Company or any Restricted Subsidiary in effect on the Issue Date;

          (ix) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (x) Investments by the Company or any Restricted Subsidiary in companies, products or technologies which would not be prohibited under
     Section 1019 of the Indenture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed 10% of Total Assets at the time of such Investment (with the fair market value of each such Investment being measured at the time made and without giving effect to subsequent change in value);

          (xi) Investments in the Capital Stock of a Person in exchange for assets of the Company or any Restricted Subsidiary sold to such Person having an aggregate fair market value at the time of such transaction, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding, not to exceed $50 million;

          (xii) Investments the payment for which consists exclusively of Capital Stock (other than Redeemable Stock) of the Company; and

          (xiii) additional Investments not to exceed $50 million at any time outstanding.

     "Permitted Junior Securities" means:

          (i) Capital Stock of the Company; or

          (ii) debt securities that are subordinated to (a) all Senior Debt and
     (b) any debt securities issued in exchange for Senior Debt provided such subordination is to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt and under the Indenture.

          "Permitted Liens" means:

          (i) Liens in existence on the Issue Date;

          (ii) Liens created for the benefit of the Notes and/or any guarantees thereof;

          (iii) Liens on property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary, or at the time such Person became a Restricted Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such property;

          (iv) Liens on property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such property;

          (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness);

          (vi) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof;

          (vii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Restricted Subsidiary to conduct its business presently conducted and are incurred in the ordinary course of business;

          (viii) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Restricted Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made;

          (ix) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii) and (iv) of this definition, provided that such Lien does not extend to any other property of the Company or any Restricted Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased;

          (x) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (xi) Liens securing obligations of the Company under Interest Swap Obligations or Currency Hedge Obligations permitted to be incurred under clause (iii) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Swap Obligations or Currency Hedge Obligations relate;

          (xii) Liens in favor of the Company or any Restricted Subsidiary;

          (xiii) Liens securing Purchase Money Obligations and Capital Lease Obligations permitted by clause (xi) of the definition of Permitted Indebtedness;

          (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xvi) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

          (xvii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and

          (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company or any Restricted Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by the test under Section 1011 of the Indenture and the terms of clauses (i), (iv) and
(viii) of the definition of "Permitted Indebtedness," provided that:

          (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Notes, then such new Indebtedness shall be pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased,

          (ii) such new Indebtedness is scheduled to mature at the same time or later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased,

          (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and

          (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Restricted Subsidiary in connection therewith, and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

     "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a 1, 2 or 3): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise), or is redeemable at the option of the holder thereof, in whole or in part or is convertible into or exchangeable for Indebtedness of such Person or any of its Subsidiaries at any time prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1014 and Section 1009 of the Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 1014 and Section 1009 of the Indenture.

     "Regular Record Date" means the March 15 and September 15 of each year (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Replacement Asset" means a property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is related or complimentary to the business of the Company as it is conducted on the Issue Date or any business which is the same, similar or related to such business.

     "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

     "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary, or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

     Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature under, or with respect to, the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Interest Swap Obligations and Currency Hedge Obligations in respect of the Bank Credit Agreement;

     in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Company to any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Bank Credit Agreement) in connection with obtaining goods, materials or services;

          (4) Indebtedness constituting the obligation to redeem or repay Redeemable Stock;

          (5) any liability for taxes owed or owing by the Company;

          (6) that portion of any Indebtedness incurred in violation of Section 1011 of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "Stated Maturity" means (i) with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the final installment of principal is due and payable and (ii) with respect to any scheduled installment of principal or interest on any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which such installment is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person:

          (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

          (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and

          (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "Subsidiary Guarantee" has the meaning set forth in Section 1016 of the Indenture.

     "Surviving Entity" has the meaning set forth in Section 801 of the Indenture.

     "Total Assets" means total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

     "Transaction Date" has the meaning specified within the definition of Consolidated Fixed Charge Coverage Ratio.

     "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

          (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary,

          (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity,

               (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1010,

               (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and

               (v) neither the Company nor any other Restricted Subsidiary has any obligation

                    (a) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or

                    (b) to maintain or preserve such Subsidiary's financial
               condition or to cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1011 of the Indenture.

     "U.S. Dollar", "U.S.$" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares of Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 102. Governing Law.

     This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                   ARTICLE TWO
                                Securities Forms

     SECTION 201. Creation of the Notes; Designation.

     In accordance with Section 301 of the Original Indenture, the Company hereby creates the Notes as a series of its Securities issued pursuant to the Indenture. The Notes shall be known and designated as the "7?% Senior Subordinated Notes due 2010" of the Company.

     SECTION 202. Forms Generally.

     The Notes and the Trustee's certificate of authentication shall be in the forms set forth in Exhibit I attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                                  ARTICLE THREE
                    General terms and conditions of the notes

     SECTION 301. Title and Terms of Notes.

     (a) The aggregate principal amount of the Notes which may be authenticated and delivered is unlimited.

     (b) The maturity date of the Notes is April 1, 2010.

     (c) The Notes shall be known and designated as the "7?% Senior Subordinated Notes due 2010".

     (d) The Notes shall be issued in fully registered certificated form without interest coupons. Principal and interest on Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Trustee; provided, however, that payment of principal and interest may be made at the option of the Company by mailing a check payable to the Holder at such address as it appears on the Security Register or wire transfer to an account maintained by the payee located in the United States if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the date of payment of such principal or interest, provided, further, that in the case of payments of principal, the related Note is first surrendered to the Paying Agent.

     (e) The Notes shall not be redeemable, other than as provided in Article Five of this First Supplemental Indenture.

     (f) Section 1108 of the Indenture shall apply to the Notes with respect to a change or amendment which is announced or becomes effective on or after March 25, 2002.

     (g) Section 1005 of the Indenture shall apply to the Notes.

     (h) Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders provided, however, that the Company's ability to issue Additional Notes shall be subject to the Company's compliance with Section 1011 of the Indenture, which Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order.

     SECTION 302. Denominations.

     The Notes shall be issuable only in fully registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof.

     SECTION 303. Original Issue of Notes.

     Notes in the aggregate principal amount of U.S.$400,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the

Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes, upon receipt of a Company Order, without any further action by the Company. The Notes will be issued on original issue in the form of one or more global Notes in registered form representing the aggregate principal amount of Notes issued on the date hereof (each such global Notes, a "Global Security").

     SECTION 304. Interest.

     (a) The Notes will bear interest, payable in U.S. Dollars, at the rate of 7?% of the principal amount thereof per annum, accruing from March 28, 2002 (or from such other date that may be specified in the terms of any Additional Notes that are issued pursuant to Subsection 301(h) of this First Supplemental Indenture) until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the interest rate stated above, compounded annually, payable semi-annually in arrears on April 1 and October 1 of each year commencing on October 1, 2002, to the Person in whose name such Note or any Predecessor Security of such Note is registered, at the close of business on the Regular Record Date for such interest installment.

     (b) In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest otherwise due on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Interest payments will be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Maturity Date, as the case may be.

                                  ARTICLE FOUR
                                Events of default

     SECTION 401. Events of Default.

     (a) For the benefit of Holders of the Notes, clauses (1), (2), (3), (4),
(5) and (6) of Section 501 of the Original Indenture shall not apply to the Notes and instead the following Events of Default shall replace them and shall be considered clauses (1), (2), (3), (4), (5) and (6), of Section 501 of the Indenture respectively, for all purposes of the Indenture:

          "(1) default in the payment of interest (including any Additional Amounts) on, any Note when the same becomes due and payable, and the continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions of Article Seven of this First Supplemental Indenture);

          (2) default in the payment of the principal of, or premium, if any, on, any Note at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Note as required (whether or not such payment is prohibited by the subordination provisions of Article Seven of this First Supplemental Indenture);

          (3) the Company fails to comply with any of its covenants or agreements contained in Sections 801 and 1009 of this Indenture (whether or not such payment is prohibited by the subordination provisions of Article Seven of this First Supplemental Indenture);

          (4) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant addressed in clause (1), (2), (3) or (7) of this Section 501) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of the outstanding Notes;

          (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Restricted Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the U.S. Federal Bankruptcy Code or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws, or the issuance of a sequestration order or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or in receipt of any substantial part of the property of the Company, and any such decree, order or appointment continues unstayed and in effect for a period of 90 consecutive days; or

          (6) the institution by the Company or any Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the U.S. Federal Bankruptcy Code or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking by it of a corporate action in furtherance of any of the aforesaid purposes."

     (b) For the benefit of the Holders of the Notes, Section 501(7) of the Original Indenture, shall, for the purposes of this First Supplemental Indenture, be hereby amended in its entirety and replaced with the following:

          "(7) default in the performance, or breach, of the covenant contained in Section 1014 of this Indenture and continuance of such Default or breach for a period of 10 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of the outstanding Notes;

          (8) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture), which default (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; and

          (9) the entry by a court of competent jurisdiction of one or more final judgments which are non-appealable against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $50 million which is not discharged, waived, stayed, bonded or satisfied for a period of 60 consecutive days."

                                  ARTICLE FIVE
                             Redemption of the notes

     SECTION 501. Right of Redemption.

     The Notes may be redeemed, at the election of the Company, in whole or in part, on one or more occasions, subject to the conditions specified in the form of Security and in accordance with Article Eleven of the Indenture, in amounts of $1,000 or an integral multiple of $1,000, at the Redemption Prices specified in the form of Security set forth in Exhibit I together with accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     The Notes will also be subject to redemption pursuant to Section 1108 of the Indenture as set forth in Section 301(f) of this First Supplemental Indenture.

                                   ARTICLE SIX
              consolidation, merger, conveyance, transfer or lease

     SECTION 601. Amalgamation, Consolidation, Merger, Conveyances, Transfer or Lease.

     Article Eight of the Original Indenture shall, for the purposes of this First Supplemental Indenture, be hereby amended in its entirety and replaced with the following:

                                 "ARTICLE EIGHT

                AMALGAMATION, CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

     Section 801. Company May Amalgamate, Etc., Only on Certain Terms.

     The Company may not, in any transaction or series of transactions, amalgamate or consolidate with or merge with or into any other Person, or permit any other Person to amalgamate or consolidate with or merge with or into the Company, or directly or indirectly sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets to any Person, unless:

          (i) either:

               (a) the Company shall be the continuing corporation, or

               (b) the corporation (if other than the Company) formed by such amalgamation, consolidation or into which the Company is merged, or the Person to which such sale, assignment, conveyance, transfer, lease or disposition shall have been made (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the federal laws of Canada or any province or territory thereof or the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture in a form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

               (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom:

               (iii) except in the case of a merger or amalgamation of the Company with or into a Wholly Owned Restricted Subsidiary, immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test set forth in
          Section 1011 of this Indenture; and

               (iv) the Company shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture (if applicable) in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

     SECTION 802. Successor Substituted.

     Upon any amalgamation, consolidation or merger, or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entity in accordance with Section 801 above, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes except in the case of a lease, the Company shall be relieved of all such obligations."

                                  ARTICLE SEVEN
                             SUBORDINATION OF NOTES

     SECTION 701. Notes Subordinated to Senior Debt.

     The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Seven; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Seven, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations arising under Senior Debt.

     SECTION 702. Payment Over of Proceeds upon Dissolution, etc.

     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company or its assets or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities the holder of all Senior Debt of the

Company then outstanding will be entitled to payments in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt before the Holders are entitled to receive any payments (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) on or with respect to the Notes and, until all holders of Senior Debt receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt, any distribution to which the Holders would be entitled will be made to holders of Senior Debt.

     Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total or partial liquidation or reorganization, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this First Supplemental Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by
Section 702(a) of this First Supplemental Indenture and before all Obligations in respect of Senior Debt are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

     The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Eight of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 702 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture.

     SECTION 703. No Payment on Notes in Certain Circumstances.

     (a) The Company may not make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any Notes for cash or assets or otherwise (excluding any payment or distribution of, in either case, Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of the Holders pursuant to Article Fourteen of the Indenture (such payment, a "Defeasance Trust Payment") if (i) a payment default on any Senior Debt occurs and is continuing; or (ii) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and each of the Company and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

     Payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall, be resumed (i) in the case of a payment default on any Senior Debt, upon the date on which all payment defaults are cured or waived; and (ii) in case of a nonpayment default, the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (to the extent the holder of Designated Senior Debt, trustee or agent, giving such Payment Blockage Notice had knowledge of such existing or continuing default) unless such default shall have been cured or waived for a period of not less than 90 days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

     Notwithstanding anything to the contrary, Defeasance Trust Payments will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements of Article Fourteen of the Indenture and did not violate such subordination provisions when they were made.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 703(a) of this First Supplemental Indenture, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their Representative or Representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Debt.

     SECTION 704. Subrogation.

     Upon the payment in full in cash of all Senior Debt, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Seven, and no payment over pursuant to the provisions of this Article Seven to the holders of Senior Debt by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Seven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

     If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Seven shall have been applied, pursuant to the provisions of this Article Seven, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash of such Senior Debt.

     SECTION 705. Obligations of Company Unconditional.

     Nothing contained in this Article Seven or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Seven of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Without limiting the generality of the foregoing, nothing contained in this Article Seven shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 401 of this First Supplemental Indenture or Section 501 of the Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

     SECTION 706. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Seven. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six of the Indenture, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 706 at least two Business Days prior to the date upon which by the terms of the Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 706 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 703 of this First Supplemental Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other Representative) to establish that such notice has been given by a holder of such Senior Debt or a trustee or Representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Seven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 707. Reliance on Judicial Order or Certificate of Liquidating
Agent.

     Upon any payment or distribution of assets or securities referred to in this Article Seven, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

     SECTION 708. Trustee's Relation to Senior Debt.

     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Seven with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in the Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Seven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 703(b) of this First Supplemental Indenture). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Seven or otherwise.

     SECTION 709. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

     No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of the Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Seven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt notwithstanding that such holders are not parties to the Indenture.

     SECTION 710. Holders Authorize Trustee To Effectuate Subordination of
Notes.

     Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Seven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

     SECTION 711. This Article Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Seven shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1), (2) or (3) of Section 501 of the Indenture.

     SECTION 712. Trustee's Compensation Not Prejudiced.

     Nothing in this Article Seven shall apply to amounts due to the Trustee pursuant to other sections in the Indenture.

     SECTION 713. No Waiver of Subordination Provisions.

     Without in any way limiting the generality of Section 709 of this First Supplemental Indenture, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Seven or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and
(d) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 714. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

     All money and Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Four of the Original Indenture shall be for the sole benefit of the Holders and shall not be subject to this Article Seven.

     Nothing contained in this Article Seven or elsewhere in the Indenture shall prevent (i) the Company, except under the conditions described in Section 702 of this First Supplemental Indenture, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's obligations under the Notes and the Indenture as provided in Article Four of the Indenture, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 703(b) of this First Supplemental Indenture or in Section 706 of this First Supplemental Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

     SECTION 715. Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Debt of the acceleration.

                                  ARTICLE EIGHT
                                    COVENANTS

     SECTION 801. Covenants. For the benefit of Holders of the Notes, the following covenants are added to Article Ten of the Original Indenture and shall be considered as Sections 1009 through 1020 of Article Ten for all purposes of the Indenture:

     "SECTION 1009. Change of Control.

     Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Notes in whole or in part (equal to $1,000 or an integral multiple thereof) (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date (as defined below) on the terms described below.

     Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) will mail a notice to each Holder and to the Trustee stating, among other things:

               (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for in this Indenture, and that, although Holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment;

               (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date");

               (iii) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment
          Date) will cease to accrue interest after the Change of Control Payment Date; and

               (iv) the instructions and any other information necessary to enable Holders to tender their Notes and have such Notes purchased pursuant to the Change of Control Offer.

     The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange
Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 1010. Limitation on Restricted Payments.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than (x) dividends or distributions payable solely in shares of Capital Stock (other than Redeemable

          Stock) of the Company or in options, warrants or other rights to acquire such shares of Capital Stock (other than Redeemable Stock),
          (y) dividends or distributions payable to other holders of Capital Stock of a Restricted Subsidiary, provided that at least a pro rata amount is paid to the Company and/or a Restricted Subsidiary or (z) dividends and distributions payable to the Company or any Restricted Subsidiary);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company;

               (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity of any principal payment or any sinking fund payment, any Subordinated Indebtedness of the Company; or

               (iv) make any Restricted Investment in any Person;

          (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment,

               (a) no Default or Event of Default shall have occurred and be continuing;

               (b) the Company could incur at least $1.00 of additional Indebtedness under the test set forth in Section 1011 of this Indenture; and

               (c) the aggregate amount of all Restricted Payments declared or made on or after October 1, 2001 by the Company or any Restricted Subsidiary shall not exceed the sum of:

                    (i) 50% (or if such Consolidated Net Income shall be a
               deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on October 1, 2001 and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment; plus

                    (ii) an amount equal to the aggregate net cash proceeds
               received by the Company, subsequent to October 1, 2001, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) or warrants, options or rights to purchase shares of Capital Stock (other than Redeemable Stock) and Indebtedness of the Company which has been converted into, exchanged for or satisfied by the issuance of shares of

               Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of the Company and the aggregate net cash proceeds received by the Company at the time of any such conversion or exchange, subsequent to the Issue Date; plus

                    (iii) 100% of the net reduction in Restricted Investments, subsequent to October 1, 2001, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of property (but only to the extent such interest, dividends, repayments or other transfers of property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

         The foregoing provisions will not prevent:

                    (i) the payment of any dividend on Capital Stock of any
               class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture;

                    (ii) any repurchase or redemption of Capital Stock or
               Subordinated Indebtedness of the Company or a Restricted Subsidiary made by (x) exchange for Capital Stock (other than Redeemable Stock) of the Company or (y) out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company;

                    (iii) so long as no Default or Event of Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary) of, new Subordinated Indebtedness of the Company so long as such Subordinated Indebtedness:

                         (a) is subordinated to the Notes at least to the same
                    extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, and

                         (b) has an Average Life at the time incurred that is
                    equal to or greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed;

                    (iv) so long as no Default or Event of Default shall have
               occurred and be continuing, the repurchase of common shares of the Company (other than, with respect to repurchases not made over a stock exchange, common shares held by any Affiliate, officers or directors of the Company or any Restricted Subsidiary); provided that such repurchases do not exceed $100 million and are completed within 12 months of the Issue Date;

                    (v) the repurchase of Capital Stock of the Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

                    (vi) so long as no Default or Event of Default shall have
               occurred and be continuing, Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $50 million subsequent to the Issue Date.

               In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i), (ii)(y) and (vi) of this paragraph shall be included in such calculation.

     For purposes of this Section 1010, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

     SECTION 1011. Limitation on Indebtedness.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), except that the Company or a Guarantor may incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary that is not a Guarantor may incur Acquired Indebtedness, if, after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio for the Determination Period preceding the Transaction Date is at least
2.0 to 1.0. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time at which such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time at which it becomes a Restricted Subsidiary.

     SECTION 1012. Limitation on Layering Indebtedness.

     The Company shall not directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes and subordinated to any other Indebtedness of the Company.

     SECTION 1013. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Restricted Subsidiary to:

          (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any other Restricted Subsidiary;

          (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (iii) make loans or advances to the Company or any other Restricted Subsidiary;

          (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary; or

          (v) guarantee any Indebtedness of the Company or any other Restricted Subsidiary,

          except any encumbrance or restriction existing under or by reason of:

               (a) any agreement in effect on the date of this Indenture,

               (b) applicable law,

               (c) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business of the Company or any Restricted Subsidiary,

               (d) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

               (e) customary restrictions on transfers of property contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under this Indenture,

               (f) any encumbrance or restriction with respect to a Restricted Subsidiary of the Company entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary permitted under Section 1014 of this Indenture,

               (g) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contracts pending the close of such sale,

               (h) any agreement for Indebtedness permitted to be incurred by this Indenture subsequent to the Issue Date provided that any such encumbrance or restriction contained in such agreement is no less favorable to the Company or any Restricted Subsidiary as determined by the Board of Directors of the Company in their reasonable and good faith judgment than those encumbrances and restrictions permitted by the foregoing clause (a) and

               (i) any encumbrance or restriction under any agreement that extends, renews, refinances or replaces agreements existing on the date of this Indenture containing the encumbrances or restrictions in the foregoing clauses (a) through (h), so long as the terms and conditions of any such encumbrances or restrictions are no less favorable to the Company, any Restricted Subsidiary and the holders of the Notes as determined by the Board of Directors of the Company in their reasonable and good faith judgment than those so extended, renewed, refinanced or replaced.

     SECTION 1014. Limitation on Asset Sales.

     The Company shall not engage in, and shall not permit any Restricted Subsidiary to engage in, any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value as evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee of assets or Capital Stock sold or issued or otherwise disposed of and

          (ii) at least 75% of such consideration consists of cash or Cash Equivalents (or the assumption of Indebtedness of the Company or such Restricted Subsidiary relating to the Capital Stock or property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Restricted Subsidiary from such Indebtedness).

     The Company or such Restricted Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale:

          (x) to the acquisition of one or more Replacement Assets, or

          (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings);

     provided that a binding commitment to make such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale.

     Any Net Available Proceeds from any Asset Sale made after the Issue Date that are not bindingly committed to so acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall within 25 days thereafter make a pro rata offer (an "Asset Sale Offer") to purchase from all holders of Notes an aggregate principal amount of Notes equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal thereof plus accrued and unpaid interest to the purchase date on the terms described below; provided, however, to the extent the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer exceeds the Excess Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each holder thereof.

     Within 25 days following any Asset Sale Offer, the Company or the Trustee (at the expense of the Company) will mail a notice to each Holder and to the Trustee stating:

          (i) that an Asset Sale has occurred and an Asset Sale Offer is being made as provided for in this Indenture, and that, although Holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment; provided, however, to the extent the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer exceeds the Excess Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each holder thereof;

          (ii) the Asset Sale Offer Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Asset Sale Payment Date");

          (iii) that any Note accepted for payment pursuant to the Asset Sale Offer (and duly paid for on the Asset Sale Payment Date) will cease to accrue interest after the Asset Sale Payment Date; and

          (iv) the instructions and any other information necessary to enable Holders to tender their Notes and have such Notes purchased pursuant to the Asset Sale Offer.

     To the extent that the aggregate purchase price of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any

Restricted Subsidiary may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange
Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

     SECTION 1015. Limitation on Issuances of Capital Stock of Restricted Subsidiaries.

     The Company shall not permit any Restricted Subsidiary, directly or indirectly, to issue any Capital Stock of a Restricted Subsidiary except:

          (A) to the Company or a Wholly Owned Restricted Subsidiary,

          (B) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, or

          (C) if, immediately after giving effect to such issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance would have been permitted to be made under Section 1010 of this Indenture, if made on the date of such issuance.

     SECTION 1016. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

     The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company other than Indebtedness or reimbursement obligations of the Company of the type permitted by clause (ii) of the definition of "Permitted Indebtedness" ("Guaranteed Indebtedness"), unless
(i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) Senior Debt, then the Subsidiary Guarantee shall be subordinated to the guarantee of such Guaranteed Indebtedness to the same extent as the Notes are subordinated to Senior Debt;
(B) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the

Subsidiary Guarantee or (C) Subordinated Indebtedness, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee, provided that, with respect to clause (ii), such Restricted Subsidiary has no Indebtedness other than Indebtedness permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

     SECTION 1017. Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any property or assets of the Company or such Restricted Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, in each case to secure Indebtedness that is not Senior Debt without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

     SECTION 1018. Limitations on Transactions with Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company unless:

          (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and

          (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $10 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and that such transaction or series of related transactions have been approved by the Board of Directors of the Company (including a majority of disinterested directors); or

               (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $50 million, the Company will obtain a written opinion from a nationally recognized investment banking or accounting firm or, if an investment banking or public accounting firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm certifying that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view;

     provided, that this Section 1018 shall not restrict:

                    (1) any transaction or series of related transactions among the Company and Restricted Subsidiaries or among Restricted Subsidiaries;

                    (2) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

                    (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, than the original agreement as in effect on the Issue Date;

                    (4) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of the Company approved by the Board of Directors of the Company in good faith;

                    (5) loans advanced to employees and officers of the Company and its Restricted Subsidiaries not in excess of $20 million at any time outstanding; and/or

                    (6) the making of any Restricted Payment otherwise permitted by this Indenture.

     SECTION 1019. Limitations on Line of Business.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage to any material extent in any line or lines of business activity that is not the same, similar, reasonably related or complementary to any line of business that the Company or its Restricted Subsidiaries is engaged on the Issue Date.

     SECTION 1020. Certain Fall Away Covenants.

     During any period of time that (a) the Notes have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing hereunder, the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture: Sections 1009, 1010 (except to the extent applicable under the definition of Unrestricted Subsidiary), 1011, 1013, 1014, 1015, 1018, 1019 and clause (iii) of Section 801 of this Indenture.

     If the Company and the Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous sentence (a "Fall-Away Period") and, subsequently, one, or both, of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the provisions of Section 1010 of this Indenture had been in effect during the entire period of time from the date of this First Supplemental Indenture. Notwithstanding the foregoing, the continued existence of facts and circumstances or obligations arising from transactions which occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder; provided, that (i) the Company and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a ratings withdrawal or downgrade below an Investment Grade Rating and (ii) the Company and its Restricted Subsidiaries did not reasonably believe that such transactions would result in such withdrawal or downgrade."

                                  ARTICLE NINE
                             Supplemental indentures

     SECTION 901. Supplemental Indentures.

     Sections 901 and 902 of the Original Indenture, shall, for the purposes of this First Supplemental Indenture, be hereby amended in their entirety and replaced with the following:

     "Section 901. Supplemental Indentures and Amendments Without Consent of Holders

     Without the consent of any Holders, the Company and any Restricted Subsidiary, (each when authorized by a Board Resolution), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

                    (i) to evidence the succession of another Person to the
               Company and the assumption by such successor of the covenants and obligations of the Company under this Indenture and contained in the Notes;

                    (ii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by this Indenture;

                    (iii) to add any additional Events of Default;

                    (iv) to evidence and provide for the acceptance of
               appointment under this Indenture by a successor Trustee;

                    (v) to secure the Notes; or

                    (vi) to cure any ambiguity, to correct or supplement any
               provision in this Indenture which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Indenture;

         provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect.

     Section 902. Supplemental Indentures and Certain Amendments with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Trustee may enter into one or more indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby;

                    (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

                    (ii) reduce the percentage in principal amount of the
               Outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of this Indenture, or certain Defaults hereunder;

                    (iii) modify the obligations of the Company under Section
               1014 or 1009 of this Indenture;

                    (iv) modify or change any provisions of Article Seven of
               this First Supplemental Indenture or any related definition in a manner that adversely affects the Holders;

                    (v) make any change that would adversely affect the rights of the Holders to receive Additional Amounts as described in
               Section 1005 of the Original Indenture; or

                    (vi) modify any of the provisions of this Section (except to increase any percentage set forth herein).

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Anything in this Section 902 to the contrary notwithstanding, no amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of Article Seven of the First Supplemental Indenture to this Indenture, dated March 28, 2002, without the consent of such holder."

                                   ARTICLE TEN
                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1001. Defeasance and Covenant Defeasance.

     Article Fourteen of the Original Indenture shall, for the purposes of this First Supplemental Indenture, be hereby amended in its entirety and replaced with the following:

                                "ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 1401. Company's Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1402 or Section 1403 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Fourteen.

     Section 1402. Defeasance and Discharge.

     Upon the Company's exercise under Section 1401 of the option applicable to this Section 1402, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in
(A), (B), and (C) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely from the trust referred to below, (B) the Company's obligations with respect to the Notes under Sections 304, 305, 306, 1002 and 1005 of this Indenture (for purposes of applying Section 1005, if the Trustee is required by law or by the interpretation or administration thereof to withhold or deduct any amount for or on the account of Taxes from any payment made from the trust fund described in
Section 1404 under or with respect to the Notes, such payment shall have been deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct) for security payments held in trust, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to the Notes.

     Section 1403. Covenant Defeasance.

     Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company shall be released from its obligations under any covenant contained in Article Eight of this Indenture and in Sections 1004 and 1006 through 1020 of this Indenture with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under subsections 501(3), (4) or (7) of this Indenture, but, except as specified above, the remainder of this Indenture (including Section 607 of this Indenture) and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 1401 of the option applicable to Section 1403, subsections 501(3), (4) or (7) of this Indenture shall not constitute Events of Default.

     Section 1404. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

          (i) The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. Dollars, or Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be;

          (ii) in the case of an election under Section 1402 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

               (b) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (iii) in the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (iv) the Company shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that under the federal laws of Canada the Company will not be required following such defeasance or covenant defeasance, as the case may be, to withhold tax from interest paid or credited by it on the principal of a Note to any non-resident of Canada with whom it is dealing at arm's length;

          (v) no Default or an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (vi) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in the case of Officer's Certificate, stating that all conditions precedent provided for in clauses
     (i) through (vii) have been complied with, and, in the case of the Opinion of Counsel, that the conditions precedent provided for in clauses (ii),
     (iii), (iv) and (vi) have been complied with.

     Section 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003 of this Indenture, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1404 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee on an after tax basis against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company

Request any money or Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1404(i)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 1406. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1405, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that, if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent."

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

     SECTION 1101. Satisfaction and Discharge.

     Article Four of the Original Indenture shall, for the purposes of this First Supplemental Indenture, be hereby amended in its entirety and replaced with the following:

                                  "ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     Section 401. Satisfaction and Discharge of Indenture.

     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange to the Notes) when:

          (1) either:

               (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited with the Trustee, in trust, or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation or

               (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest on the Notes to the date of deposit or Maturity or Redemption Date;

          (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any other instrument to which the Company is a party or by which the Company is bound;

          (3) the Company has paid or caused to be paid all sums then due and payable by the Company under this Indenture; and

          (4) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in this Indenture.

     Section 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003 of this Indenture, all money deposited with the Trustee pursuant to Section 401 of this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law."

                                 ARTICLE TWELVE
                            MISCELLANEOUS PROVISIONS

     SECTION 1201. Effect of First Supplemental Indenture.

     (a) This First Supplemental Indenture is a supplemental indenture within the meaning of Section 901 of the Original Indenture, and the Original Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Original Indenture and this First Supplemental Indenture were contained in the same instrument.

     (b) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this First Supplemental Indenture.

     SECTION 1202. Effect of Headings and Table of Contents.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 1203. Successors and Assigns.

     All covenants and agreements in this First Supplemental Indenture by the Company, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

     SECTION 1204. Severability Clause.

     In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1205. Benefits of First Supplemental Indenture.

     Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Note Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     SECTION 1206. Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be executed either in original or faxed form and the parties hereto adopt any signatures received by a receiving fax machine as the original signature of such party.

     SECTION 1207. Acceptance of Trusts.

     The Trustee hereby accept the trusts in this First Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in the Indenture and in trust for the Holders from time to time, subject to the terms and conditions of the Indenture.

     SECTION 1208. Effective Time.

     This First Supplemental Indenture shall become effective upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BIOVAIL CORPORATION


                              By:/s/ Brian Crombie
                                 -----------------------------------------------
                                  Name:   Brian Crombie
                                  Title:  Senior Vice President and Chief
                                          Financial Officer




                              COMPUTERSHARE TRUST COMPANY
                                   OF CANADA, as Canadian Trustee


                              By:/s/ Tyler Hershberg
                                 -----------------------------------------------
                                  Name:   Tyler Hershberg
                                  Title:  Authorized Signatory




                              By:/s/ Andrew Ruzza
                                 -----------------------------------------------
                                  Name:   Andrew Ruzza
                                  Title:  Authorized Signatory


                              COMPUTERSHARE TRUST COMPANY, INC., as U.S. Trustee


                              By:/s/ Ian Yewer
                                 -----------------------------------------------
                                  Name:   Ian Yewer
                                  Title:  President




                              By: /s/ Kellie Gwinn
                                 -----------------------------------------------
                                  Name:   Kellie Gwinn
                                  Title:  Vice President

                                    EXHIBIT I

                                  FORM OF NOTE


                               BIOVAIL CORPORATION


                          7?% Senior Subordinated Notes
                                due April 1, 2010

                                                                    CUSIP ______

No.                                                      U.S.$ __________
    ----------

     Biovail Corporation, a corporation amalgamated under the laws of Ontario (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________ United States Dollars (U.S.$____________) on April 1, 2010, at the office or agency of the Company referred to below, and to pay interest thereon on October 1, 2002 and semiannually thereafter, on April 1 and October 1 in each year, from March 28, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7.875% per annum until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Note shall be made at the office of the agent of the Trustee or agency of the Company maintained for that purpose in the Borough of Manhattan, in the City of New York (which shall be the Corporate Trust Office of the Trustee or Agency, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Initially, Computershare Trust Company, Inc., the U.S. Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without the consent of, or notice to, any Holder. The Company may act in any such capacity.

     Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                   BIOVAIL CORPORATION




                         By
                            -------------------------------------------------
                              Name:
                              Title:

                           FORM OF REVERSE OF SECURITY


     This Note is one of a duly authorized issue of securities of the Company designated as its 7?% Senior Subordinated Notes due April 1, 2010 (the "Notes"), issued under an indenture (the "Original Indenture") dated as of March 28, 2002, among the Company, as issuer, Computershare Trust Company Inc., as U.S. Trustee and Computershare Trust Company of Canada, as Canadian Trustee (the U.S. Trustee and the Canadian Trustee are collectively known as the "Trustee"), as supplemented by a First Supplemental Indenture dated March 28, 2002 among the Company, U.S. Trustee and Canadian Trustee (the Original Indenture as supplemented by the First Supplemental Indenture (the "Indenture")) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     As provided for in the Indenture, the Company may, subject to certain limitations, from time to time, without notice or the consent of the Holders, create and issue Additional Notes so that such Additional Notes shall be consolidated and form a single series with the Notes initially issued by the Company and shall have the same terms as to status, redemption or otherwise as Notes originally issued. Any Additional Notes shall be issued with the benefit of any indenture supplemental to the Indenture.

     The Company shall pay to each Holder, other than an Excluded Holder, such Additional Amounts as may become payable under Section 1005 of the Indenture.

     Except as provided below, the Notes will not be redeemable at the option of the Company prior to April 1, 2006. On or after such date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time at the following prices (expressed in percentages of the principal amount), if redeemed during the 12 months beginning April 1 of the years indicated below, in each case together with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date):

Year                                                         Redemption Price
----                                                         ----------------

2006...................................................           103.938%

2007...................................................           101.969%

2008 and thereafter....................................           100.000%


     Notwithstanding the foregoing, at any time on or before April 1, 2005, the Company may, at its option, redeem up to a maximum of 35% (calculated after giving effect to the original issuance of Additional Notes, if any) of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings or the net cash proceeds received upon the exercise of warrants to purchase Capital Stock (other than Redeemable Stock) of the Company at a Redemption Price equal to 107.875% of the principal amount of the Notes, plus accrued and unpaid Interest to the Redemption Date; provided that at least
65% of the aggregate amount of the original aggregate principal amount of Notes (calculated after giving effect to the original issuance of Additional Notes, if any) shall remain Outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption shall occur within 90 days of the closing of such Equity Offering.

     The Notes shall be subject to redemption, at the option of the Company, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Notes at the addresses appearing in the Security Register at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after March 25, 2002.

     If fewer than all the Notes are redeemed, selection for redemption will be made by the Trustee in accordance with the rules of the principal stock exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by any other means which the Trustee determines to be fair and appropriate.

     In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     The Notes do not have the benefit of any sinking fund obligations.

     In the event of redemption or purchase pursuant to an Asset Sale Offer or a Change of Control of this Note in part only, a replacement Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The indebtedness evidenced by this Note will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior indefeasible payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date of the First Supplemental Indenture or thereafter created, incurred, assumed or guaranteed), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire debt of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office of the agent of the Trustee maintained for such purpose in the Borough of Manhattan, in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more replacement Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

     Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any agent shall be affected by notice to the contrary.

     Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360.

     No director, officer, employee, incorporator or shareholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     Subject to Section 612 of the Indenture, the Trustee's certificate of authentication for the Notes shall be in substantially the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.

                         COMPUTERSHARE TRUST COMPANY OF CANADA,
                            as Trustee



                         By:
                            ----------------------------------------------------
                               Authorized Officer